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                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report on the NHP Real Estate Companies (as defined in Note 1) dated May 5, 1997 (except with respect to the matters discussed in Note 17, as to which the date is June 3, 1997) included in this Current Report on Form 8-K/A, filed with the Securities and Exchange Commission by Apartment Investment and Management Company ("AIMCO").

We further consent to the incorporation by reference of the aforementioned report in AIMCO's Registration Statement on Form S-3 (No. 333-26415), AIMCO's Registration Statement on Form S-3 (No. 33-98338), AIMCO's Registration Statement on Form S-3 (No. 333-828), AIMCO's Registration Statement on Form S-3 (No. 333-4542), AIMCO's Registration Statement on Form S-3 (No. 333-4546), AIMCO's Registration Statement on Form S-3 (No. 333-08997), AIMCO's Registration Statement on Form S-3 (No. 333-17431), AIMCO's Registration Statement on Form S-8 (No. 333-4550), AIMCO's Registration Statement on Form S-8 (No. 333-4548), AIMCO's Registration Statement on Form S-8 (No. 333-14481), and AIMCO's Registration Statement on Form S-3 (No. 333-20755), all filed with the Securities and Exchange Commission.


                                           /s/ Arthur Andersen LLP


Washington, D.C.
September 2, 1997